UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 8, 2013

SCRIPSAMERICA, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-54550	26-2598594
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Corporate Office Centre Tysons II, 1650 Tysons Boulevard, Suite 1580, Tysons Corner, VA 22102
 (Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:  (800) 957-7622

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On November 8, 2013, the Registrant entered into a written agreement with Wholesale Rx, Inc. (“WholesaleRx”) (effective retroactively to November 1, 2013) pursuant to which, among other things, the Registrant agreed to make an equity investment in WholesaleRx in the amount of $400,000 for 12,000 shares, which represents a 20% interest in WholesaleRx.  The Registrant will pay the subscription amount in three installments ($150,000 upon execution of the agreement, $125,000 on December 31, 2013 and $125,000 on February 15, 2014).  A proportionate number of the shares of WholesaleRx will be released to the Registrant from an escrow agent upon each payment.  However, the Registrant will have the full rights of a shareholder as to all 12,000 shares.  The agreement also provides the Registrant with a right of first refusal for (i) any proposed transfer of shares by the current owners of WholesaleRx and (ii) any financing (debt or equity) by WholesaleRx.

In the agreement, the Registrant also agreed to provide purchase order financing to WholesaleRx through a related third party financing source with which the Registrant has a pre-existing relationship.  Under this arrangement, when WholesaleRx needs to fund the purchase of product to fill an order, the Registrant would secure advances financing from the third party financing source and then turn around and lend the money directly to WholesaleRx, which must repay the advance from the Registrant within 24 calendar days (which is six days before the Registrant must repay the third party financing source).  The loans from the Registrant to WholesaleRx are secured by certain assets of WholesaleRx (including any proceeds from such assets), and WholesaleRx has agreed to indemnify and hold the Registrant harmless for any claims, charges and demands resulting from or arising out of any purchase order financing with the third party financing source.

In consideration for providing financing for WholesaleRx’s purchase orders, and to cover the Registrant’s costs in administering the purchase order financing, WholesaleRx has agreed to pay the Registrant on or before the 15th calendar day of each month 20% of the gross profit for the prior calendar month (which gross profit would consist of (i) sales to all customers minus (ii) cost of goods sold, freight in (to WholesaleRx), credits and allowances).  If WholesaleRx is late in paying such 20% fee, then the amount owed will accrue interest at the rate of 18% per annum until paid.

Item 9.01      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Exhibit Description
10.1	Master Agreement, made on November 7, 2013 but retroactively effective as of November 1, 2013, by and between the Registrant and Wholesale Rx, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCRIPSAMERICA, INC.

Date: November 14, 2013	By:	/s/ Jeffrey Andrews
Jeffrey Andrews
Chief Financial Officer